ALL EQUITY FUNDS EXCEPT SELECT - REMEMBER TO FILL IN THE BRACKETED INFORMATION BEFORE FILING WITH SEC.
EXHIBIT 16__
SCHEDULE FOR THE COMPUTATION OF MOVING AVERAGES
[Name of Fund]
The 13-week and 39-week moving averages are long-term or weekly moving averages. As such, they are based upon the closing adjusted NAV (presented here) on the last business day of each week for the past 13 and 39 weeks through the last business day of the week closest to the fund's fiscal year end.
Adjusted Net Asset Value:
  Following Day Dividend + Following Day Capital Gains
Current Day Factor =  <UNDEF>----------------------------------------------
+ 1<UNDEF> (Following Day Factor)
    Following Day NAV
Where:
 Following Day Factor = 1.0 until the day preceding the first distribution.
   Current Day NAV
  Adjusted NAV =   ---------------
   Current Day Factor
13-week Moving Average is calculated as follows:
Sum of the end-of-week Adjusted Navs for the time period
13
39-week Moving Average is calculated as follows:
Sum of the end-of-week Adjusted NAVs for the time period
39
39 Week Moving Averages
[Actual schedule of data (for the maximum - 39 weeks), which is provided by Fund Performance, should be inserted here.]
SELECT ONLY - REMEMBER TO FILL IN THE BRACKETED INFORMATION BEFORE FILING WITH SEC.
EXHIBIT 16__
SCHEDULE FOR THE COMPUTATION OF MOVING AVERAGES
[Name of Fund]
The 13-week and 39-week moving averages are short-term or daily moving averages. As such, they are based upon the daily closing adjusted NAV (presented here) for each business day in the 13- or 39-week period through the last business day of the week closest to the fund's fiscal year end. Adjusted Net Asset Value:
  Following Day Dividend + Following Day Capital Gains
Current Day Factor =  <UNDEF>----------------------------------------------
+ 1<UNDEF> (Following Day Factor)
    Following Day Reinvestment NAV*
 * Select Funds began reinvesting at the 10:00 a.m. NAV on July 24, 1986. Prior to that, distributions were reinvested at the closing NAV.
Where:
 Following Day Factor = 1.0 until the day preceding the first distribution.
    Current Day 4:00 p.m. NAV
  Adjusted NAV =   ------------------------
         Current Day Factor
13-week Moving Average is calculated as follows:
Sum of daily Adjusted Navs for the time period
Number of business days in 13-week period
39-week Moving Average is calculated as follows:
Sum of daily Adjusted NAVs for the time period
Number of business days in the 39-week period
39 Week Moving Averages
[Actual schedule of data (for the maximum - 39 weeks), which is provided by Fund Performance, should be inserted here.]